PRESS RELEASE

FOR IMMEDIATE RELEASE:                            CONTACT:

VALHI, INC.                                       STEVEN L. WATSON
THREE LINCOLN CENTRE                              VICE PRESIDENT
5430 LBJ FREEWAY                                  (972) 450-4216
DALLAS, TEXAS 75240-2697
(972) 233-1700



                       VALHI DECLARES QUARTERLY DIVIDEND


          DALLAS, TEXAS . . . August 29, 1997 . . . Valhi, Inc. (NYSE:VHI) announced today that its Board of Directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on September 30, 1997 to stockholders of record at the close of business on September 12, 1997.


          Valhi, Inc. is engaged in the chemicals, component products, waste management and other industries.